UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive proxy statement
☐	Definitive additional materials
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ORION MARINE GROUP, INC.

(Name of Registrant as Specified in its Charter)

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ORION MARINE GROUP, INC.

12000 AEROSPACE, SUITE 300

HOUSTON, TEXAS 77034

April 2, 2012

To our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2012 Annual Meeting of Stockholders of Orion Marine Group, Inc., which will be held on Tuesday, May 22, 2012 at 10:00 a.m. Central Time, for the following purposes:

(1)	to elect two members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified;

(2)	to hold a non-binding advisory vote on our executive compensation as disclosed in the attached Proxy Statement (the “say-on-pay” vote);

(3)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the Proxy Statement, which provides detailed information regarding the matters to be acted upon at the Annual Meeting. You will be able to attend the 2012 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/orn2012. You will need the 12-digit control number included in these proxy materials to attend the Annual Meeting.

This year, we seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under rules of the Securities and Exchange Commission. Most stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access annual meeting materials via the Internet. As more fully described in the Notice, stockholders may choose to access our annual meeting materials at the web address indicated in the Notice or may request a set of materials to be delivered by traditional mail or electronically by e-mail.

Your vote is important; please vote your shares as soon as possible. You may vote your shares by internet or telephone (or, if you received a printed set of materials by mail, by returning the accompanying proxy card). Voting in advance of the meeting will not deprive you of your right to participate in the virtual meeting and to vote your shares during the live webcast if you so choose.

Sincerely,

Peter R. Buchler
Corporate Secretary

Houston, Texas

April 2, 2012

ORION MARINE GROUP, INC.

12000 AEROSPACE, SUITE 300

HOUSTON, TEXAS 77034

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. Central Time, on Tuesday, May 22, 2012

INTERNET ACCESS:	www.virtualshareholdermeeting.com/orn2012
Use the 12-digit Control Number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable)

ITEMS OF BUSINESS:	(1) To elect two members to our Board of Directors, each to serve a three-year term and until his successor is duly elected and qualified
(2) To hold a non-binding advisory vote on our executive compensation as disclosed in the attached Proxy Statement (the “say-on-pay” vote)
(3) To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2012
(4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof

RECORD DATE:	Only persons who were stockholders of record at the close of business on March 23, 2012 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING:	It is important that your shares are represented and voted at the Annual Meeting. Voting instructions are printed on the Notice of Internet Availability of Proxy Materials, your proxy card (if you received a printed set of materials by mail), and are also included in the accompanying Proxy Statement. You may vote your shares by internet, telephone, or by returning your proxy card (if applicable). You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. You are invited to attend the Annual Meeting online through the link at www.virtualshareholdermeeting.com/orn2012, and may vote at that time.

The Notice of Internet Availability of Proxy Materials, this Notice of Annual Meeting of Stockholders, and related Proxy Materials are being distributed or made available to stockholders beginning on or about April 2, 2012.

By Order of the Board of Directors

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 2, 2012

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 22, 2012

You may access an electronic, searchable copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2011 at http://www.proxyvote.com

ORION MARINE GROUP, INC.

12000 Aerospace Suite 300

Houston, Texas 77034

Telephone: (713) 852-6500

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

We are providing this Proxy Statement and accompanying proxy materials to the holders of the common stock of Orion Marine Group, Inc. (“Orion” or the “Company”) for use in connection with the 2012 Annual Meeting of Stockholders and any adjournments or postponements thereof. The Annual Meeting will be held on May 22, 2012, at 10:00 a.m. Central Time at www.virtualshareholdermeeting.com/orn2012. You may access this site using the 12-digit Control Number provided with your proxy materials. The Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Company’s Annual Report for the year ended December 31, 2011, and the form of proxy (for those stockholders receiving printed copies of the proxy materials) are first being distributed or made available to stockholders on or about April 2, 2012.

Our Board of Directors has established March 23, 2012 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders at the close of business on the record date are entitled to vote on matters presented at the Annual Meeting.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the enclosed materials carefully.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 22, 2012. Orion’s 2012 Proxy Statement and Annual Report to Stockholders for 2011 are available at www.proxyvote.com.

PLEASE VOTE – YOUR VOTE IS IMPORTANT

GENERAL INFORMATION

ABOUT THE COMPANY

We are a leading marine specialty contractor serving the heavy marine infrastructure market. We provide a broad range of marine construction services on, over, and under the water primarily along the Gulf Coast, the Atlantic Seaboard, the West Coast, Canada, and in the Caribbean Basin. Our principal executive offices are located at 12000 Aerospace, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the symbol ORN. At the close of business on the Record Date, we had 27,121,417 shares of common stock issued and outstanding.

ABOUT THE ANNUAL MEETING

Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” in the mail rather than a full set of proxy materials?

Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials over the internet rather than mailing the materials to stockholders. To conserve natural resources and reduce costs, we have sent most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice provides instructions for accessing the proxy materials on the website referred to in the Notice or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future Annual Meetings in printed form by mail or electronically by email.

Why did I receive these proxy materials?

The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the 2012 Annual Meeting of Stockholders, which will take place on May 22, 2012. As a stockholder of the Company on the Record Date, you are entitled to vote on each of the proposals described in this Proxy Statement.

What is the purpose of the Annual Meeting?

There are currently three matters scheduled to be considered and voted upon at the Annual Meeting:

1.	The election of two Class II directors, each to serve a three-year term expiring in 2015;
2.	A non-binding advisory vote on our executive compensation as disclosed in the Proxy Statement (the “say-on-pay” vote); and
3.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

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How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the director nominees to the Board identified in Proposal 1 and FOR Proposals 2 and 3.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our By-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

How many votes can be cast by stockholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 27,121,417 shares of common stock outstanding and entitled to vote on the Record Date.

How many shares must be present to convene the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote as of the Record Date must be present, in person (through internet access) or represented by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” The inspector of elections includes as present those shares otherwise present who abstain from voting, those who do not vote on one or more proposals, withheld votes, and broker non-votes for the purpose of determining a quorum.

Who will count the votes?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

How many votes are required to elect directors and approve the proposals scheduled to be voted on at the Annual Meeting?

Our By-laws provide that directors are elected by a plurality of the votes cast by holders of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the nominees for available directorships who receive the highest number of affirmative votes cast are elected. You may vote “for” both director nominees or withhold your vote for any one or both of the director nominees. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions, withheld votes, and broker non-votes will have no effect on the plurality vote for the election of directors.

The say-on-pay vote and the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm will each be decided by the vote of a majority of the shares of common stock present at the Annual Meeting, either in person or represented by proxy, and entitled to vote. This voting standard will also apply to any other matter properly brought before the Annual Meeting, unless otherwise required by statute, our articles of incorporation, or our By-laws. With respect to all proposals on the ballot other than the election of directors, and with respect to any other matter that is properly brought before the meeting, abstentions will have the effect of a vote against the proposal, and broker non-votes will be counted as not present with respect to the proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of the Company’s stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially.

Stockholder of record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust, you are the stockholder of record of those shares.

Beneficial owner

If your shares are held in a stock brokerage account or by another nominee, you are the beneficial owner of those shares, and your broker or nominee is the stockholder of record.

What are the methods available to me to vote my shares?

If you are a stockholder of record, you may vote:

(1)	Over the Internet, at http://www.proxyvote.com
(2)	By telephone, by calling 1-800-690-6903
(3)	By mail, by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or;
(4)	During the meeting through our link at www.virtualshareholdermeeting.com/orn2012. The 12-digit Control Number provided on your Notice or Proxy Card is necessary to access this site.

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If you are a beneficial owner, please refer to the Notice, proxy card, or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you.

Who are the proxies?

In connection with the solicitation of proxies for the Annual Meeting, the Board of Directors has appointed Peter R. Buchler, J. Michael Pearson, and Mark R. Stauffer as proxies. All properly executed proxies that specify as to how the stockholder wishes his shares to be voted will be voted in accordance with those instructions.

What if I do not provide specific voting instructions? What is a “broker non-vote”?

If you are the stockholder of record who casts a vote (whether online, by telephone, or by proxy card) without giving specific instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the recommendations of the Board on the proposals for which you have not provided voting instructions. If you are a stockholder of record and you do not vote at all, your shares will not be voted on any matter.

If you are a beneficial owner and do not provide your broker or other nominee with specific voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held for beneficial owners on “routine” matters but not on “non-routine” matters. The proposal to ratify the appointment of our independent registered public accounting firm is generally considered a “routine” matter, but the proposal to elect directors and the say-on-pay vote are non-routine matters as to which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required.

A “broker non-vote” occurs when a broker holding shares for you as a beneficial submits a proxy that votes your shares on one or more matters, but does not vote (the “broker non-vote”) on “non-routine” matters with respect to which you have not given voting instructions. If you hold your shares through a broker, please provide specific voting instructions to your broker.

Can I change or revoke my vote?

Yes. You retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by filing a written revocation with the Corporate Secretary at the Company’s executive office. You may also revoke an earlier proxy by either delivering a duly executed proxy bearing a later date or voting during the Annual Meeting through the meeting webcast at www.virtualshareholdermeeting.com/orn2012. However, if you are a beneficial owner of shares who wishes to vote online at the Annual Meeting, you must request, complete, and deliver a proxy from your broker or other nominee.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in a current report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.orionmarinegroup.com.

Who pays for the cost of the proxy solicitation?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, messenger, facsimile, or email. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to their beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

What is householding?

Householding is a process which allows the Company to reduce costs and provide extra convenience to stockholders by mailing only one copy of proxy materials to multiple stockholders sharing the same address. If, at any time, you no longer wish to participate in householding, and would prefer to receive separate communications at the same address, or if you are currently receiving multiple copies of Company communications and wish to receive only one, please notify your broker or other nominee if your shares are held beneficially, or notify the Company if you hold our stock directly. Requests in writing should be addressed to: Orion Marine Group, Inc., 12000 Aerospace, Suite 300 St., Houston, Texas 77034, Attention: Corporate Secretary.

DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect two directors to serve on the Company’s Board of Directors. The By-Laws of the Company permit the Board to determine, by resolution, the number of directors the Company will have. The authorized size of the Board is currently set at five persons.

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The Company’s Certificate of Incorporation and By-Laws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders elect one or two directors to our Board each year. A director holds office from the time of election until the third annual meeting following his election. The division of our Board into three classes with staggered terms may delay or prevent a change of our management or a change in control. The current term of the two Class II directors, each of whom has been nominated for re-election at this meeting, expires at the 2012 Annual Meeting.

The Company is not aware that either of the nominees will be unable to or will not serve as a director. If, prior to the Annual Meeting, either nominee should become unavailable or unwilling to serve, the shares represented by a properly signed and returned proxy card, or voted by telephone or via the internet, will be voted for the election of such other person as may be designated by the Board, the Board may leave the position unfilled, or the Board may reduce the authorized number of directors, as provided in the Company’s By-Laws.

The Board of Directors has nominated Mr. Richard L. Daerr and Mr. J. Michael Pearson for election as Class II directors each to serve a three-year term expiring at our 2015 annual meeting. Messrs. Daerr and Pearson currently serve as members of the Board. Mr. Daerr is the Company’s Chairman of the Board and Mr. Pearson serves as Chief Executive Officer and President of our Company in addition to serving as a director.

Please see “The Board of Directors and its Committees” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue to serve following the Annual Meeting, their business experience, and other related information.

Directors are elected by a majority of the votes cast in uncontested elections (the number of votes “for” a director must exceed the number of votes “against” that nominee). Abstentions and broker non-votes are not counted for purposes of election of directors.

The Board recommends that you vote “FOR” election of each of the nominees.

PROPOSAL NO. 2 – APPROVAL OF EXECUTIVE COMPENSATION (“SAY-ON-PAY” PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “named executive officers” or “NEOs”) as disclosed in this proxy statement. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This non-binding advisory proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). Stockholders are asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Company’s 2012 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.”

Our executive compensation program is based on a philosophy of paying for performance and tying a significant portion of executive pay to the achievement of long-term stockholder growth. During 2011, we held our first advisory say-on-pay vote and received significant favorable stockholder support (96% of the votes cast).

Because this is an advisory vote, it will not be binding on the Board of Directors and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. However, our Compensation Committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Our philosophy and the core components of our approach to executive compensation did not change during 2011, and we feel consistency in our approach will help to ensure the stability of our core management team through a challenging business environment while providing powerful incentives to drive profitable growth and to deliver value to our stockholders.

In considering how to vote on this proposal, we encourage our stockholders to review all the relevant information in this proxy statement – our CD&A (including its executive summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

The Board recommends that you vote “FOR” approval of the say-on-pay proposal.

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PROPOSAL NO. 3 – RATIFY THE APPOINTMENT OF GRANT THORNTON LLP

Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements for 2012. Grant Thornton was also the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.

The Board is asking stockholders to ratify the appointment of Grant Thornton, although ratification is not required by law or by the Company’s By-laws. The Board is submitting the appointment of Grant Thornton for ratification as a matter of good corporate practice. Whether stockholders ratify the appointment or not, the Board of Directors, in its discretion, may select an independent registered public accounting firm at any time during the year if it determines that to do so would be in the best interest of the Company and its stockholders. There is additional information about Grant Thornton under the heading “Information About Audit Fees and Audit Services,” below.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board of Directors devote such time, energy, and attention as necessary to ensure diligent performance of their duties.

In November 2007, the Board of Directors adopted the Orion Marine Group, Inc. Corporate Governance Guidelines to assure that the Board has the necessary authority and guidelines in place to review and evaluate our business operations and to exercise judgment to act in the best interests of the Company and its stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors will follow with respect to making decisions regarding board composition and selection, board meetings, involvement of senior management in board meetings, Chief Executive Officer performance evaluation and succession planning, board committees and compensation matters.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer, and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The code of ethics, as well as other governance documents, is posted on the Company’s website at www.orionmarinegroup.com. Changes in and waivers to the code of ethics (if any) for the Company’s directors, executive officers, and certain senior financial officers will be posted on the Company’s website within five business days and maintained for at least twelve months.

Website Availability of Governance Documents

You can access the Company’s certificate of incorporation, By-laws, Code of Conduct, Code of Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Corporate Governance, and Compensation Committee Charters on the Investor Relations section of the Company’s website at http://www.orionmarinegroup.com. Information contained on the Company’s website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from the Company’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Stockholder Communications with the Board

Interested persons wishing to communicate with the Board may do so by the following means:

Email:	pbuchler@orionmarinegroup.com., Attn: Corporate Secretary
Mail:	Board of Directors
Attn: Corporate Secretary
Orion Marine Group, Inc.
12000 Aerospace, Suite 300
Houston, TX 77034

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Director Independence

NYSE listing rules require that a majority of the Company’s directors be independent. The Board has reviewed the relationships between the Company and each director and has determined that, with the exception of Mr. Pearson, who serves as our President and Chief Executive Officer, none of the Company’s directors has any direct or indirect material relationships with the Company, and that each satisfies the NYSE’s definition of an independent director.

Nomination of Directors

Our Nominating and Corporate Governance Committee (“NCGC”) is responsible for identifying and recommending to our full Board for its approval a slate of director nominees to be presented to the stockholders for election. As part of this process, the NCGC reviews the composition of the Board and screens and recruits potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. Although the NCGC has not established specific minimum qualifications for a position on the Board, the Committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, and the ability to exercise sound and mature judgment in matters that relate to the current and long-term objectives of the Company. In addition, the NCGC reviews the overall composition of the Board to ensure that our Board collectively has a diverse set of complementary qualifications, skills, and acumen to guide the Company and function effectively as a Board. The NCGC believes diversity of background, education, experience and social perspective, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members.

Board Leadership Structure

We have structured our Board of Directors such that the Chairman of the Board is an independent director. We believe that a chairman who is independent of management provides critical and independent thinking with respect to the Company’s strategy and long-term objectives. Our Chief Executive Officer serves on the Board of Directors and provides in-depth understanding of the operations of the Company and the issues, opportunities, and challenges facing the Company.

The Board’s Role in Risk Oversight

The members of our Board of Directors are actively involved in the oversight of risk that could affect the Company. This oversight is conducted primarily through the committees of the Board, as discussed in the charters of each committee and descriptions, below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, and strategies are considered by the full Board.

Board/Committee Primary Areas of Risk Oversight

Full Board	Risk management process, structure and overall policies and practices for enterprise risk management; strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures; and other significant risks such as major litigation, business development risks and succession planning
Audit Committee	Major financial risk exposure; significant operational, compliance, reputational, and strategic risks
Nominating and Governance Committee	Risks and exposures related to corporate governance, effectiveness of the Board and the committees for oversight of the Company, review of director candidates, conflicts of interest and director independence
Compensation Committee	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the date of this Proxy Statement.

	Current position	Age	Class	Director since	Term expires
Nominees for Director
Richard L. Daerr, Jr.	Chairman of the Board of Directors	67	II	2007	2012

J. Michael Pearson	President, Chief Executive Officer and Director	64	II	2006	2012

Continuing Directors
Austin J. Shanfelter	Director	54	III	2007	2013

Gene Stoever	Director	73	III	2007	2013

Thomas N. Amonett	Director	68	I	2007	2014

Nominees for Class II Directors for a Three-Year Term to Expire in 2015

The following sets forth information concerning the nominees for election as a director at the Annual Meeting, including each nominee’s position with us and business experience during the past five years.

Richard L. Daerr, Jr. — Mr. Daerr has served as non-executive Chairman of the Board and as a Class II director since May 2007, and is a member of each Board Committee. Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering and construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992 where he served as General Counsel and Chief Administrative Officer and as the President and Chief Operating Officer from 1990 to 1992. Prior to its acquisition, CRSS, Inc. was a NYSE-listed company and one of the largest engineering, architectural and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S.  CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, from 2002 to 2007, where he served as Chairman of an Independent Committee and served on the Audit Committee. Since 2003, Mr. Daerr has served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 1976 to 1979, Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice. In March 2011, Mr. Daerr began serving as a director of Entact, Inc., a performer of field remediation, environmental and construction services, and serves on its Audit Committee.

Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private and not-for profit companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the private sector, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today. The National Association of Corporate Directors recently designated Mr. Daerr a Governance Fellow.

J. Michael Pearson — Mr. Pearson has served as our President and Chief Executive Officer since 2006 and as a Class II director since May 2007. Mr. Pearson joined us as Chief Operating Officer in March 2006 from Global Industries, Inc. (NASDAQ: GLBL), an offshore marine construction company, where he served as Chief Operating Officer from May 2002 to November 2005 and Senior Vice President, Strategic Planning from February 2002 to May 2002. Prior to joining Global Industries, Inc., Mr. Pearson served as a General Manager for Enron Engineering and Construction Co. from 2000 to 2001. Prior to that position, Mr. Pearson served as Executive Vice President for Transoceanic Shipping Co. in 1999 and President and Chief Executive Officer for International Industrial Services, Inc. from 1997 to 1999. From 1973 to 1997, Mr. Pearson served in various management capacities at McDermott International, Inc. (NYSE: MDR), including as Vice President and General Manager.

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Mr. Pearson brings extensive industry knowledge to our Board of Directors and provides critical management insight regarding the challenges and opportunities facing the Company. He has over 37 years’ management, operational and strategic experience in global marine construction related fields. He is also actively involved in numerous industry associations. His engineering experience is also of significant value as a Board Member. The National Association of Corporate Directors recently designated Mr. Pearson a Governance Fellow.

Background of the Continuing Directors

Austin J. Shanfelter — Mr. Shanfelter has been a member of our Board and a Class III director since May 2007, and has served as Chairman of our Compensation Committee since May 2007 and as a member of the Nominating and Governance Committee since May 2010. He served until December 18, 2008, as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from August 2001 until March 2007. From February 2000 until August 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer. Prior to being named Chief Operating Officer, he served as President of one of their service offerings from January 1997. Mr. Shanfelter has been in the telecommunications infrastructure industry since 1981. Mr. Shanfelter has been a member of the Society of Cable Television Engineers since 1982 and the National Cable Television Association since 1991. Mr. Shanfelter has served as President of the Power and Communications Contractors Association (“PCAA”). Since April 2009, Mr. Shanfelter has been a member of the Board of Directors of Patriot Risk Insurance Co., a privately held WC insurance company, and a Chairman of Global HR Research LLC.

Mr. Shanfelter’s achievements as an executive and director of MasTec, Inc., his many years of service as its Chief Executive Officer and President, and previously, its Chief Operating Officer, as well as his service on the board of other diverse entities, provide us with industry insight and perspective and qualify him to serve as one of our directors. The National Association of Corporate Directors recently designated Mr. Shanfelter a Governance Fellow.

Gene Stoever — Mr. Stoever has been a member of our Board and a Class III director since May 2007, has served as chairman of our Audit Committee since May 2007, and as a member of the Compensation Committee since May 2010. He was an audit partner with KPMG LLP for 24 years until his retirement in 1993. During his approximately 30-year tenure with KPMG, he served domestic and multinational clients engaged in the manufacturing, construction, refining, oil and gas, real estate and banking industries, as well as serving as SEC Reviewing Partner responsible for advising and reviewing client filings with the SEC. Mr. Stoever currently serves as chairman of the audit committee and is a member of the nominating and corporate governance committee of the Board of Directors of Evolution Petroleum Corp. (AMEX: EPM) and previously served on the Boards, and as chairman of the audit committees of Propex Inc .and several other companies. Mr. Stoever is a Certified Public Accountant in Texas (currently inactive license holder).

Mr. Stoever is well qualified to serve on our Board, based on his extensive experience in public accounting, his service on other boards, and his service as Chairman of our Audit Committee since 2007, coupled with his knowledge of financial reporting, SEC accounting rules and regulations, and generally accepted accounting principles and auditing standards. Mr. Stoever qualifies as an “audit committee financial expert” pursuant to SEC rules. The National Association of Corporate Directors recently designated Mr. Stoever a Governance Fellow.

Thomas N. Amonett — Mr. Amonett has been a member of our Board and a Class I director since May 2007, and serves as the Chairman of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee. He has been President, Chief Executive Officer, and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry, since 1999. From November 1997 to June 1999, he was President, Chief Executive Officer, and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an energy services and manufacturing company. Mr. Amonett also served as the chairman of the board of TODCO, a provider of contract oil and gas drilling services primarily in the U.S. Gulf of Mexico shallow water and inland marine region from 2005 to 2007. He joined the board of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services, on July 11, 2007, where he serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Amonett has been a director of Bristow Group Inc. (NYSE: BRS), a global provider of helicopter services, since 2006, where he currently serves on the Audit Committee and Executive Compensation Committee. Mr. Amonett also serves as an advisory director to Triten Corporation, a privately held company. During the past five years, Mr. Amonett has been a director of Stelmar Shipping, Ltd., an owner and operator of petroleum and petroleum product tankers, and Reunion Industries, Inc., a manufacturer of metal products.

Mr. Amonett is qualified to serve as one of our directors based on his considerable management, operational and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his service as a director of other companies, and his corporate governance experience and expertise. The National Association of Corporate Directors recently designated Mr. Amonett a Governance Fellow.

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Meetings of the Board of Directors

Directors are expected to attend all meetings of the Board of Directors and each committee on which they serve, and the Board of Directors encourages all its members to attend each Annual Meeting of Stockholders.

The Board of Directors held six meetings during 2011. All directors attended 100% of all meetings of the Board of Directors and all directors attended the Annual Meeting of Stockholders.

Non-management directors meet in executive session on a regular basis, generally at the end of a regularly-scheduled Board meeting. The Chairman of the Board presides over the executive session. In addition, the Audit Committee has adopted a practice of reserving time at each meeting to meet without members of Company management present. The Compensation Committee has adopted a similar practice.

Committees of the Board

The Board has three standing committees; the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the New York Stock Exchange. Each committee is governed by a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at http://www.orionmarinegroup.com.

The current membership of each Committee and other descriptive information is summarized below.

	Audit	Compensation	Nominating and Corporate
Director	Committee	Committee	Governance Committee

Thomas Amonett	X	—	Chair
Richard L. Daerr	X	X	X
Austin Shanfelter	—	Chair	X
Gene Stoever	Chair	X	—

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

•	to select the independent auditor to audit our annual financial statements;

•	to approve the overall scope of and oversee the annual audit and any non-audit services;

•	to assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;

•	to discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;

•	to discuss policies with respect to risk assessment and risk management; and

•	to review with the independent auditor any audit problems or difficulties and management’s responses.

Messrs. Stoever (Chairman), Amonett, and Daerr are currently members of the Audit Committee, and the Board has determined each to be independent as defined in NYSE listing standards and applicable SEC rules. In addition, Mr. Stoever meets the relevant standards as a financial expert as defined by SEC rules. During 2011, the Audit Committee met four times. A report by the Audit Committee is found further in this Proxy Statement.

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The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

•	to develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	to review, approve and recommend all actions relating to compensation, promotion and employment-related arrangements for senior management, including severance arrangements;

•	to approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;

•	to review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and

•	to review and approve or recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

Messrs. Shanfelter (Chairman), Daerr, and Stoever are currently members of the Compensation Committee, and the Board has determined each to be independent as defined in the applicable rules of the NYSE and the SEC. In addition, each is a non-employee director as defined in Rule 16b-3 of the Exchange Act and an “outside director” as defined in the regulations promulgated under Internal Revenue Code Section 162(m). The Compensation Committee met five times during 2011. A report by the Compensation Committee is found further in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. During the last fiscal year, Austin Shanfelter, Richard L. Daerr, and Gene Stoever served on our Compensation Committee. No Compensation Committee member served as an officer or employee of our Company or any of our subsidiaries prior to or while serving on the Compensation Committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, when one of that entity’s executive officers served on our Board of Directors or on our Compensation Committee.

The Nominating and Corporate Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and Committee members, develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Corporate Governance Committee has the following responsibilities, among others:

▪	to identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;

▪	to recommend to the Board director nominees for each committee of the Board;

▪	to advise the Board about appropriate composition of the Board and its committees;

▪	to advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles and guidelines, and to assist the Board in implementing those practices;

▪	to lead the Board in its annual review of the performance of the Board and its committees; and

▪	to perform such other functions as the Board may assign to the committee from time to time

Messrs. Amonett (Chairman), Daerr and Shanfelter are currently members of this committee, and the Board has determined that each is deemed independent as defined in the applicable rules of the NYSE, and the SEC. The Nominating and Governance Committee, met three times during 2011.

If a stockholder wishes to recommend a nominee for director for the 2013 Annual Meeting of Company Stockholders, written notice should be sent to the Corporate Secretary in accordance with instructions set forth below and later in this Proxy Statement under the caption “Submission of Stockholder Proposals for 2013 Annual Meeting”. Any stockholder notice of intention to nominate a director shall include:

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▪	The name and address of the stockholder;

▪	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;

▪	The number of shares of the Company that are beneficially owned by the stockholder;

▪	A representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

▪	The following information with respect to the person nominated by the stockholder:

▪	The following information with respect to the person nominated by the stockholder:
o	Name and address;
o	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors and civic activity;
o	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
o	The consent of each such nominee to serve as a director if elected; and
o	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Corporate Governance Committee seeks to achieve a Board that is composed of individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Corporate Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Corporate Governance Committee for the 2012 Annual Meeting and, pursuant to our By-laws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at the 2012 Annual Meeting.

Annual Performance Evaluations

Annually, the Board and its committees conduct self-performance evaluations and review each committee charter. Also annually, the Corporate Governance Guidelines are reviewed and reassessed for adequacy.

DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors during 2011. Mr. Pearson, who is an employee of the Company, received no additional compensation for his service on the Board.

	Fees Earned or	Stock
Name	Paid in Cash (1)	Compensation (2)	Total
Thomas N. Amonett	$60,500	$60,000	$120,500
Richard L. Daerr, Jr.	$106,000	$60,000	$166,000
Austin J. Shanfelter	$64,500	$60,000	$124,500
Gene Stoever	$64,500	$60,000	$124,500

(1)	Amounts in this column represent retainers, meeting fees and chairmanship fees as further described below.

(2)	As part of their annual compensation package in 2011, the non-employee directors each received a restricted stock grant with a grant date fair value of $60,000, based on the mean price of the Company’s stock on the date of grant. These awards were granted on August 18, 2011, at which time the price was $6.00. The restricted stock vested over a six-month time period, and thus was fully vested on February 18, 2012.

The Compensation Committee of the Board of Directors retained Pearl Meyer & Partners, an independent consulting firm, to assist in determining the components and amounts of director compensation for 2011, based on comparisons of board compensation in similarly-situated companies.

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Non-employee directors were compensated in 2011 based on the following fee structure:

Annual retainer	$45,000
Board Chairman additional annual retainer	$40,000
Audit Committee Chairman additional annual retainer	$12,500
Compensation Committee Chairman additional annual retainer	$12,500
Nominating and Corporate Governance Chairman additional annual retainer	$8,500
Committee members additional annual retainer	$7,000

All retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred in attending Board and committee meetings.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the executive officers of the Company serving as of the date of this Proxy Statement. All executive officers hold office until their successors are elected and qualified and serve at the discretion of the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
J. Michael Pearson	64	President, Chief Executive Officer and Director
Mark R. Stauffer	49	Executive Vice President and Chief Financial Officer
James L. Rose	47	Executive Vice President – Atlantic and Caribbean
Peter R. Buchler	66	Executive Vice President, Chief Administrative Officer, Chief Compliance Officer, General Counsel and Secretary

Below is a summary of the business experience of our executive officers who do not serve on the Board. Mr. Pearson’s business experience is included under the caption “Background of the Continuing Directors”, above.

Mark R. Stauffer — Mr. Stauffer joined the Company in 1999 as Vice President and Chief Financial Officer, and was elected Executive Vice President and Chief Financial Officer in 2007. He also served as the Company’s Corporate Secretary from 2004 until August 31, 2007. More recently Mr. Stauffer has assumed increasing responsibilities for operational oversight and, in 2011, he was elected President of the Company’s two principal operating subsidiaries. Prior to joining the Company, Mr. Stauffer served in various capacities at Coastal Towing, Inc. from 1986 to 1999, including Vice President and Chief Financial Officer. Mr. Stauffer has 26 years of experience in the marine industry, is a Certified Public Accountant and was  recently designated a Governance Fellow by The National Association of Corporate Directors.

James L. Rose — Mr. Rose was named Executive Vice President – Atlantic and Caribbean of the Company in December 2007 and prior to this served as President of Misener Marine Construction, Inc. (n/k/a Orion Marine Construction, Inc. (“OMC”), a wholly-owned subsidiary of the Company, since 2006. Mr. Rose served as Area Manager- Jacksonville for OMC from 2005 to 2006 and prior to this he was employed from 2002 to 2005 as Project Engineer and Project Manager for Granite Construction Company. From 2001 to 2002, Mr. Rose served as Project Engineer and Project Manager for OMC. Mr. Rose has approximately 26 years of experience in the heavy civil construction industry.

Peter R. Buchler – Mr. Buchler joined the Company as Vice President, General Counsel and Corporate Secretary in September 2009. He subsequently became the Company’s Chief Compliance Officer and effective January 1, 2010, became Executive Vice President. Prior to joining the Company, Mr. Buchler founded and operated The Buchler Group, LLC, a consulting firm providing corporate and contracting advisory services to the domestic and international construction industry. From 2003 to 2008, Mr. Buchler worked for Global Industries, Ltd. (formerly NASDAQ: GLBL) in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific. Prior to this, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Cooperheat-MQS, Inc, following service as Assistant General Counsel- Corporate, and subsequently Assistant General Counsel- the Marine Construction and Shipbuilding, Industrial Services segments of McDermott International, Inc. (NYSE: MDR). Mr. Buchler has 32 years of experience in the marine construction industry, is admitted to practice law in Texas and Louisiana and was recently designated by The National Association of Corporate Directors as a Governance Fellow.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and certain stockholders, sets forth the ownership of the Company’s common stock as of the record date by:

(1)	each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock;
(2)	each of the Company’s directors;
(3)	each of the Company’s named executive officers, and
(4)	all directors and executive officers of the Company as a group.

Security Ownership of Certain Beneficial Owners:

	Common Shares
	Beneficially		Percent of
Name and Address	Owned		Common Shares(1)
5% Stockholders:
Invesco Ltd.	3,252,472	(a)	11.99%
1555 Peachtree Street NE
Atlanta, GA 30309

Artisan Partners Limited Partnership	2,581,200	(b)	9.52%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

BlackRock, Inc.	2,201,944	(c)	8.1%
40 East 52nd Street
New York, NY 10022

Wellington Management CO LLP	1,973,900	(d)	7.28%
280 Congress Street
Boston, MA 02210

Lee Munder Capital Group LLC	1,631,333	(e)	6.02%
200 Clarendon Street T-28
Boston, MA 02116

Eubel Brady & Suttman Asset Management Inc.	1,484,430	(f)	5.47%
7777 Washington Village Dr., Suite 210
Dayton, OH 45459

(1)	Calculated based on 27,121,417 shares outstanding on the Record Date
(a)	As reported on Schedule 13G/A filed with the SEC on February 8, 2012, Invesco Ltd.. is a parent holding company of: Invesco Advisors, Inc., an investment advisory firm with sole voting and dispositive power of 1,726,952 shares; Invesco Canada Ltd., with sole voting and dispositive power of 1,501,706 shares; and Invesco PowerShares Capital Management, which has sole voting and dispositive power for 23,814 shares.
(b)	As reported on Schedule 13G/A filed with the SEC on February 6, 2012 by Artisan Partners Holdings LP; its general partner, Artisan Investment Corporation; Artisan Partners Limited Partnership (“Artisan Partners”); its general partner, Artisan Investments GP LLC; ZFIC, Inc., the sole stockholder of Artisan Investment Corporation; Andrew A. Ziegler and Carlene M. Ziegler (principal stockholders of ZFIC, Inc.); and Artisan Partners Funds, Inc. (“Artisan Funds”) indicating shared investment power over all reported shares and shared voting power with regard to 2,468,000 shares. In addition, the Schedule 13G/A indicates that all reported shares were acquired on behalf of discretionary clients of Artisan Partners (a registered investment adviser), including 1,708,400 shares on behalf of Artisan Funds, an investment company under section 8 of the Investment Company Act.

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(c)	As reported on Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc., indicating that all shares shown as beneficially owned are held with sole voting and investment power.
(d)	As reported on Schedule 13G filed with the SEC on February 14, 2012 by Wellington Management Company LLP. Wellington Management, in its capacity as investment adviser holds shared voting power for 1,156,600 shares and shared dispositive power for 1,973,900 shares.
(e)	As reported on Schedule 13G filed with the SEC on February 8, 2012 by Lee Munder Capital Group LLC, indicating that Lee Munder Capital Group LLC, an investment advisory firm, has beneficial ownership of 1,631,333 shares and sold voting power of 1,098,218 shares.
(f)	As reported on Schedule 13G filed on February 14, 2012 by Eubel Brady & Suttman Asset Management, Inc (“EBS”). EBS beneficially holds 1,433,110 shares. Messrs. Eubel, Brady, Suttman II and Hazel, may be deemed to be indirect beneficial owners of 1,483,110 shares held by EBS and one affiliated entity, EBS Partners LP. Messrs. Leist, Crichton and Lundy may be deemed to be indirect beneficial owners of 1,433,110 shares. Mr. Eubel is the beneficial owner of an additional 1,320 shares.

Security Ownership of Directors, Nominees, and Management

	Number of	Shares
	Outstanding Shares of	Acquirable	Total
	Common	within	Beneficial	Percent of
Name of Beneficial Owner (1)	Stock Owned(2)	60 days (3)	Ownership	Class (4)

Non-Management Directors:
Thomas N. Amonett	23,472	21,726	45,198	*
Richard L. Daerr, Jr.	29,472	21,726	51,198	*
Austin Shanfelter	20,332	11,332	31,664	*
Gene Stoever	17,523	31,755	49,278	*

Named Executive Officers:
Peter R. Buchler	54,721	30,794	85,515	*
J. Michael Pearson	244,676	229,271	473,947	1.7%
James L. Rose	82,652	93,639	176,291	*
Mark R. Stauffer	176,037	156,688	332,725	1.2%

Directors and Officers as a group (8 persons):	648,885	596,932	1,245,817	4.5%

*Less than 1%

(1)	Unless otherwise indicated, the business address of each of the stockholders named in this table is Orion Marine Group, Inc., 12000 Aerospace, Suite 300, Houston, Texas 77034
(2)	Includes grants of stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(3)	Includes shares that may be acquired within 60 days of March 23, 2012 by exercising vested stock options, but does not include any unvested stock options
(4)	Calculated based on 27,121,417 common shares outstanding on the Record Date. For each individual, this percentage is determined by assuming the named stockholder exercises all options which the stockholder has the right to acquire within 60 days of March 23, 2012, but that no other person exercises any options.

Section 16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s equity securities, or insiders, to file with the SEC reports of beneficial ownership of those securities and certain changes in beneficial ownership on Forms 3, 4 and 5 and to furnish the Company with copies of those reports.

Based solely on a review of the copies of these reports furnished to the Company and representations that no other reports were required during the year ended December 31, 2011, we believe that our executive officers and directors have complied in a timely manner with all Section 16(a) filing requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze the compensation of our Chief Executive Officer, Chief Financial Officer, and our two other executive officers (our “named executive officers” or “NEOs”) for the 2011 fiscal year. The discussion that follows focuses on the philosophy and objectives of the Company’s compensation program, the goals that the program is designed to reward, the determination of the formulas to measure performance and award levels, and the components of executive compensation. For additional information regarding compensation of our named executive officers, see the compensation tables and accompanying narrative disclosure under “Executive Compensation.”

EXECUTIVE SUMMARY

The key components of our executive compensation program have remained substantially the same for several years. Our Compensation Committee has consistently followed a compensation philosophy that (1) places the majority of executive pay at risk and (2) ties executive pay to long-term growth in stockholder value through a combination of competitive salaries, annual cash incentives, and equity incentives (stock options and restricted stock). It is the opinion of the independent directors who make up our Compensation Committee, based upon their extensive collective experiences as directors, executives, and auditors of companies in the heavy construction and related industries, that this type of executive compensation program is appropriate for our Company. We believe the program has been an important factor in our success by helping us to attract and retain a high-caliber executive team and ensuring that there is a strong link between executive pay outcomes and company performance, as measured primarily by profitable growth and creation of stockholder value.

Considerations of Key Interest to our Stockholders

As a result of the reductions in Company revenue and profit during 2011 and as explained in greater detail below, the Compensation Committee, based in part upon the recommendations of executive management, has determined the following:

•	No bonuses were earned or paid for 2011;
•	No across-the-board pay raises were given to our employees during or since 2011;
•	No pay raises were given to members of executive management since January 1, 2011 and none are currently contemplated for 2012;
•	While equity grants made in 2011 were larger than normal, the vesting periods were extended from three to five years to encourage retention; and
•	No additional equity awards to members of executive management are contemplated until 2014, at the earliest.

Business Developments During 2011

As mentioned previously, we are a leading marine specialty contractor serving the heavy marine infrastructure market. We provide a broad range of marine construction services, such as dredging, repair and maintenance, and other specialty services, with operations on, over, and under the water, primarily along the Gulf Coast, the Atlantic Seaboard, the West Coast, Canada, and in the Caribbean Basin. We act as a single-source, turnkey solution for our customers’ marine contracting needs. Our customers include federal, state, and local governmental agencies in the United States, as well as private commercial and industrial enterprises in the United States and the Caribbean Basin. Most projects are competitively bid, with the award going to the lowest qualified bidder. Although our customer base shifts from time to time depending on the mix of contracts in progress, in 2011, the U.S. Army Corps of Engineers accounted for 24% of our total revenue. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2011.

After several years of sustained growth in revenues and profit, our Company faced a much more challenging environment in 2011. In particular, three key developments, all of which were beyond the control of our management team, had a negative impact on our revenue and our profitability:

•	A significant reduction in lettings of dredging projects by the U.S. Army Corps of Engineers, a development that had (and continues to have) a major impact on the Company’s financial performance; and
•	Continued pricing pressure on margins caused by aggressive bidding from competitors.

•	Postponement of capital infrastructure projects, particularly in the private sector, and the failure in the governmental budgeting process to fund federal projects, which significantly slowed the pace of projects put out to bid and had a negative effect on our ability to generate revenue.

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These developments contributed to our first year of declining revenues or negative earnings since the Company went public in 2007, as shown in the chart below.

Compensation Highlights During 2011

Most of the members of our NEO team, including our CEO, have been with the Company since before our IPO and have been instrumental in driving the four years of sustained profitable growth the Company experienced through the end of 2010. The Compensation Committee believes the current team remains the right team to lead the Company through the current business environment, to get the Company back onto a profitable growth track, and to grow stockholder value as market conditions improve.

With those considerations in mind, and consistent with our philosophy of paying for performance and emphasizing at-risk pay tied to long-term growth in stockholder value, we took the following actions in our compensation program during 2011:

•	After a slight salary market adjustment on January 1, 2011, NEO salaries were frozen, and no increases are anticipated for 2012.

•	No NEO bonuses were paid for 2011 performance under our Executive Incentive Plan (EIP).

•	The Committee approved grants of equity incentives (“challenge” awards) to NEOs intended to provide an enhanced incentive to turn around business results and to drive growth of stockholder value over the long term.

o	The grant-date expected value of these awards was split roughly 50/50 between restricted stock and stock options.
o	The grant-date expected value of these awards was larger than a typical annual grant for each of our NEOs. However, following the approval of a grant of stock options to our CEO in January 2012 in conjunction with these awards, the Committee does not plan to make any new equity incentive grants to executives until 2014.
o	These awards have a five year vesting schedule, in contrast to our traditional approach of vesting over three years.
•	Share Ownership Guidelines were adopted for our NEOs and our Directors.

•	We held our first advisory vote on executive compensation and received 96% of votes cast in support of our current program, and we decided to hold future advisory votes on an annual basis.

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We believe it is important to keep in mind that, unlike short-term cash incentive compensation provided through our Executive Incentive Plan (“EIP”) or our Subsidiary Incentive Plan (“SIP”), which award executives for profitable performance in the previous year, we view equity incentive compensation as a forward-looking incentive. We grant these awards not to recognize past performance, but to align the long-term interests of our executives with those of our stockholders and to provide an incentive which rewards executives over time for helping to drive future growth in stockholder value. In particular, we view stock option grants as performance-based compensation because they only have value to the extent that our stock price appreciates after the date of grant.

Summary of Realized Pay for 2011

Further to this view of equity incentive compensation, we have summarized below the realized pay for our officers during 2011 in contrast to the compensation numbers presented in the Summary Compensation Table. In the table below we have included three measures of total NEO compensation for 2011. Each measure includes 2011 actual cash compensation (which includes salary only), but differs in how we include the equity component:

•	Grant Date Value Total Direct: 2011 salary + full grant-date value of stock options and restricted stock grants received during 2011

•	“Annualized” Grant Date Value Total Direct: 2011 total cash compensation + annualized grant date value of stock option and restricted stock awards received during 2011 (and, for our CEO, during early 2012) which are intended to be the only long-term incentive awards for our NEOs until 2014.

•	“Realized” Compensation: 2011 total cash compensation + realized value of equity incentives (defined as the total value realized from option exercises and stock vesting during the year).

	Measures of 2011 Total Compensation			Realized Total Direct as a Percent of
		“Annualized”			Annualized Grant
	Grant Date Value	Grant Date Value	Realized Total		Date Value Total
	Total Direct	Total Direct	Direct	Grant Date Total	Direct
	Compensation	Compensation	Compensation	Direct	Compensation
Executive	($000)	($000)	($000)	($000)	($000)
Mr. Pearson	$1,565.0	$1,215.0	$628.1	40%	52%
Mr. Stauffer	$1,396.1	$696.1	$380.5	27%	55%
Mr. Rose	$1,025.0	$525.0	$313.7	31%	60%
Mr. Buchler	$772.2	$422.2	$274.3	36%	65%
AVERAGE				33%	58%

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As shown in the table, despite meaningful grants of equity incentives during 2011, the actual compensation realized by our executives during 2011 averaged

•	33% of their grant date value total direct compensation for 2011;
•	58% of their annualized grant date value total direct compensation opportunity for 2011.

Consultant Review of Pay for Performance Relative to Peer Group

In the course of reviewing our executive compensation program, the Compensation Committee’s consultant, Pearl Meyer & Partners (PM&P), reviewed the relationship between total CEO compensation and our performance against our compensation peer group for the three fiscal years ended December 31, 2010. This review was conducted to understand the degree of alignment between total compensation delivered to our CEO during the period and our performance relative to our peers.

Company performance was defined as a blend of the following three performance measures:

•	Total Stockholder Return (TSR) for the three-year period
•	Growth in Operating Income for the three-year period
•	Average Return on Capital Employed (ROCE) for the three-year period, with ROCE = operating income ÷ average capital

CEO compensation was measured in terms of the following components of realizable pay (as compared to peer group CEOs with at least 3 years of tenure at the end of 2010):

•	3 years of salary, plus
•	3 years of bonuses earned, plus
•	3 years of value realized from stock option exercises, stock vesting, and performance-based long-term incentive plan payouts, plus
•	3-year change in year-end value of unexercised time-vested stock options and unvested time-vested restricted shares held at the beginning and end of the 3-year period.

The results of Pearl Meyer’s analysis are shown in the chart below, revealing that our average percentile ranking for performance (67th percentile) was closely aligned with our ranking for CEO realizable pay over the period (64th percentile).

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The Committee felt this review demonstrated that our executive compensation program was, while clearly not excessive, also well aligned with performance relative to our peers.

After reviewing this analysis and the strong level of stockholder support expressed in our 2011 advisory vote on executive compensation, the Committee felt confident that the guiding principles and core components of our program remained appropriate for 2011.

COMPENSATION PROGRAM OVERVIEW

Orion Marine Group is one of the leaders in the marine construction industry because it has an array of highly experienced people, strength in resources, and the geographic reach to provide customers a full suite of turn-key marine construction solutions that meet even the most challenging needs. Maintaining this leading posture, and ensuring we are positioned for future success requires we be able to attract, retain, and engage the talent necessary to grow the company, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders. We design our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of our named executive officers is especially knowledgeable about our business and our industry and thus particularly valuable to the Company and our stockholders. Position and level of responsibility are important factors in the compensation of any Orion Marine Group employee, including our named executive officers. Salary, annual incentive opportunity, and the number of options and restricted shares awarded are all closely tied to management level and responsibilities.

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Our philosophy is to closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and to set performance goals that support the company’s long-term goals of:

•	Remaining a leading heavy civil marine contractor in the United States; and
•	Maintain growth in revenue and profitability such that over any given 5-year period we have, on average, continued to grow the Company.

Over the near-term, in support of these goals, we are also focused on:

•	achieving a return to a profitable run-rate;
•	expanding of our business lines into new geographical areas of the United States; and
•	seeking out diversified but complementary business lines.

Because of our emphasis on pay-for-performance, our executive compensation is heavily weighted toward incentive (variable) compensation (as shown below), and is directly tied to achieving positive results in all the areas listed above.

67% VARIABLE – 42% LONG-TERM	59% VARIABLE – 36% LONG-TERM

Taking into account the fact that we did not make any salary increases during 2011, and that equity grants made during 2011 and early 2012 are intended to cover equity incentive compensation until 2014, our annualized targeted mix of pay for 2011 was substantially the same as that provided during 2010.

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Compensation Objectives and Design-Related Features

We design our executive compensation program to further Orion’s mission of producing superior financial returns for our stockholders by pursuing the following objectives:

How Pursued
Objective	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.	Use statistics developed from a review of compensation survey data and publicly-disclosed peer company pay data as a reference point to help establish competitive pay opportunities.

Motivate executive officers to contribute to our future success and to build long-term stockholder value	Link a significant part of compensation to Orion’s financial and stock price performance, especially long-term performance.	Weight executive compensation program in favor of incentive compensation – balancing rewards for driving sustained profitability on an annual basis with equity-based compensation elements in the form of stock options and restricted stock.

Further align executive officer and stockholder interests	Encourage and facilitate significant ownership of Orion stock by executives.	Make annual equity-based grants, with a significant portion in the form of restricted shares – promoting an ownership culture. Enhance alignment and ownership focus through share ownership guidelines.

OBJECTIVE 1 – ATTRACT & RETAIN: As noted, the industry-specific experience of our people is a key reason for Orion Marine Group’s leading posture in the marine construction industry. This reputation for excellence in management and leadership make our people attractive targets for other companies. To prevent loss of our managerial talent, we seek to provide an overall compensation program that competes well against other marine construction companies as well as companies in related industries. Each element of compensation is intended to help fulfill this commitment to competitiveness. We further support the goal of retention by attaching vesting restrictions (described later) to awards of long-term equity incentives.

Market Data: Because retention is imperative, we consider external survey data and data from peer group compensation disclosures as important market reference points around which to make well-informed compensation decisions. We have historically targeted between the market median and 75th percentile range of the market for pay opportunities (i.e., salaries and target incentive opportunities). We feel this competitive posture was appropriate and necessary to retain and motivate the caliber of executives we believe have helped make Orion a leader in our industry, and we feel that our historical performance justifies this pay posture. Furthermore, because performance-based compensation plays such an important role in our compensation program, actual realized pay levels can vary significantly from the market median range (both up and down) based on actual performance.

As with other components of our pay program, the Committee periodically reviews the appropriateness of our pay posture in light of Company and individual performance, as well as other factors specific to individual executives (such as tenure, internal equity concerns, etc.). Given the emphasis on performance in our program, particularly through our 2011 equity incentive grants, the Compensation Committee feels that pay is properly calibrated to provide our NEOs with market-competitive pay opportunities which are closely tied to achieving profitable growth and appreciation in stockholder value over the next several years. Consequently, the Committee does not anticipate making any changes to NEO pay opportunities during 2012 to target a particular level of the marketplace.

For fiscal year 2011 compensation decisions, the Committee considered market data provided by Pearl Meyer & Partners, the Committee’s independent advisor. The consulting firm provided compensation data that reflected compensation for a peer group of 15 publicly traded firms engineering & construction firms. The companies in the group were identified in consultation with the consultant as potential competitors for talent with businesses of similar scope. Each year, the Committee reviews the peer group in order to determine whether the group remains appropriate for comparison to Orion. During 2011, as a result of that review, the following changes were made to our peer group:

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•	Removed (due to acquisition): Superior Well Services, who was acquired.

•	Added (as appropriate in terms of size and focus): Global Industries, Michael Baker Corp, and Englobal Corp. Based upon its purchase by Technip on December 1, 2011, we do not expect to include Global Industries as a peer in 2011.

A summary of the companies included in the 2011 peer group compensation review is provided below. As shown, against the peers Orion was close to the 25th percentile in terms of revenue size at the end of FY 2010, but was close to the 50th percentile in terms of market cap.

	Ticker	Company	GICS Subindustry	Revenues Most Recent Fiscal Year ($MM)	Dec 2010 Market Cap ($MM)
	2011 Compensation Peers
	PRIM	Primoris Service Corp	Construction & Engineering	$941.8	$455.6
	INSU	Insituform Technologies	Construction & Engineering	$915.0	$1,039.8
	GLDD	Great Lakes Dredge & Dock	Construction & Engineering	$686.9	$432.8
	MYRG	Myr Group Inc	Construction & Engineering	$597.1	$419.4
	MTRX	Matrix Service Co.	Oil & Gas Equipment & Services	$550.8	$321.6
	PIKE	Pike Electric Corp	Construction & Engineering	$504.1	$287.8
	STRL	Sterling Construction	Construction & Engineering	$459.9	$213.2
	TISI	Team Inc	Environmental & Facilities Services	$453.9	$459.7
	HIL	Hill International Inc	Research & Consulting Services	$451.8	$247.5
	FRM	Furmanite Corp	Construction & Engineering	$286.0	253.9
	GIFI	Gulf Island Fabrication	Oil & Gas Equipment & Services	$248.3	403.5
	AGX	Argan Inc	Construction & Engineering	$182.6	126.0
**	GLBL	Global Industries	Oil & Gas Equipment & Services	$568.1	798.5
**	BKR	Michael Baker Corp	Construction & Engineering	$499.4	286.8
**	ENG	Englobal Corp	Oil & Gas Equipment & Services	$320.6	99.2
		75th Percentile		$582.6	$444.2
		50th Percentile		$499.4	$321.6
		25th Percentile		$386.2	$250.7
	ORN	Orion Marine Group	Construction & Engineering	$353.1	312.0

Source: S&P Compustat Database

* Revenues for most recent fiscal year end available at the time of executive pay review.

** These companies were added to the peer group in 2011.

As in past years, the Committee will review and revise this group as appropriate for 2012.

To supplement the peer group data (which were collected from proxy compensation disclosures), the consultant also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues of between $100 million and $500 million. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

When we evaluate the elements of compensation of our executive officers in light of the referenced market data, we group the elements into two general categories:

•	TARGET TOTAL CASH: Annual base salary plus target annual incentive payout (i.e., assuming achievement of substantially all individual and corporate objectives at target).

•	TARGET TOTAL DIRECT COMPENSATION: Target Total Cash plus the grant-date present value (GDPV) of long-term equity incentive grants (stock options and restricted stock).

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The TDC formula is illustrated below:

Other elements of compensation of named executive officers (such as perquisites and retirement benefits) are not included in our TDC formula, because they are not included in the compensation survey sources utilized. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in the TDC formula. These other elements of compensation, however, are reviewed and approved by the Compensation Committee. In any event, aside from car allowances, Orion does not own any interest in or lease any aircraft, nor does it pay or reimburse country club memberships, or provide a SERP program or any other supplemental benefits or perquisites to our executives that are not generally available to other employees in the organization.

The following chart illustrates for each named executive officer the relationship between his fiscal 2011 target TDC and market reference point, showing the approximate percentile of the marketplace for each (incorporating a blend of peer group and survey data). As shown, FY 2011 the competitive posture of TTDC for our executives varied significantly by incumbent, in part due to unanticipated changes in market data from the peer group. Overall, however, our top executive team averaged 105% of the market median or roughly 53rd percentile posture in aggregate.

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The pay statistics shown above reflect target total direct compensation – which assumes that all corporate and individual performance goals are achieved at a “target” level. Actual pay levels may vary from these numbers, depending upon actual corporation and individual performance.

Various factors affect the relationship between target TDC and our market reference, including: specific retention concerns; the important role of tenure and job responsibilities; the year-over-year volatility of the market data; the degree of accuracy in our job matches; and the difference in the strategic value of a position among the companies in the survey group. No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our executive officers.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our annual incentive compensation plan goals against these companies or any other group of companies. Rather, as discussed below, our annual incentive plan performance goals are based upon our internal business objectives — which, when set each year, represent aggressive but (what we expect to be) reasonably achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not necessarily affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Internal Pay Equity

In making pay decisions throughout the organization, Orion considers internal pay equity. We feel it is important that executive (and employee) compensation not only be externally competitive and consistent, but internally consistent as well. Commitment to both internal and external consistency supports our goals of employee retention and motivation to achieve performance goals that will help to drive the success of the entire organization and to drive growth in stockholder value.

Orion does not rely on a targeted ratio for individual NEOs in relation to each other or in relation to the CEO – but rather considers internal pay equity in combination with a variety of other factors. We will continue to monitor internal pay equity among the named officer group, and will in future consider how compensation for that group compares to employees in the rest of the Company. The charts below provide a summary of how each of the NEOs’ compensation for FY 2010 compared to that for Mr. Pearson (both target and actual compensation).

 OBJECTIVE 2 – PAY FOR PERFORMANCE: Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to contribute in a meaningful way to Orion’s future (both near-term and long-term) success and to appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, annual incentive plan payments from our EIP (in which Messrs. Pearson, Stauffer, and Rose participate) and our SIP (in which Mr. Buchler participates), stock options and restricted stock represent a significant portion of our executive compensation program, as shown previously.

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•	EIP and SIP payouts are tied to meeting aggressive goals for consolidated net cash flow (NCF). For fiscal 2010, the named executive officers received only partial payouts from the annual incentive plan in which each participated. No payouts were made for fiscal 2011.

•	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

•	Awards of restricted stock, while not subject to achievement of specific performance objectives, directly tie executives to stockholder fortunes from the date of grant – and facilitate long-term stock ownership.

We believe that sustained annual profitability and long-term growth in stockholder value are the most important measured of our success. Accordingly, our executive compensation program balances short-term and long-term at-risk pay components, but we emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial performance goals and maximizing long-term stockholder value.

The following chart illustrates for each named executive officer the allocation of fiscal 2011 target TDC between the various components of pay.

Actual compensation paid out in a given year may vary (sometimes significantly) from targeted levels because compensation earned under the EIP and SIP programs are variable and commensurate with the level of achievement of annual performance goals. When we achieve superior results, we reward our executives accordingly under the terms of these programs. Conversely, when we fall short of our business objectives, payments under these variable programs decrease correspondingly. As shown by the chart below, the actual fiscal 2011 Actual Total Cash Compensation fell below targeted levels on average.

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Actual Target Total Cash includes actual EIP or SIP payouts.

OBJECTIVE 3 – ALIGN MANAGEMENT & STOCKHOLDER INTERESTS: We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our stockholders.

•	Restricted shares, which generally make up 50% of award value each year, are primarily intended to encourage long-term ownership of stock, while also providing an incentive with a value tied directly to our stock price. We have been utilizing restricted shares as a part of our program for three years, and we feel the current program is functioning to encourage executives to build toward a meaningful level of long-term stock ownership.
•	Stock options, which generally make up the other 50% of award value each year, provide a meaningful performance-based incentive to grow stockholder value. Regardless the grant date expected value of a stock option award, our executives only realize value on those awards to the extent that the stock price (and stockholder value) increases following the date of grant.

Beginning in 2011, to further enhance our focus on stockholder alignment, we adopted share ownership guidelines for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below.

SHARE OWNERSHIP REQUIREMENTS
Covered Position	Ownership Requirement (minimum value)
CEO	3x salary
CFO	2x salary
Other NEOs	1.5x salary
Directors	3x annual retainer

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted shares, and in-the-money value of unexercised stock options. Directors and officers have five years from the date first subject to these guidelines to comply with the minimum ownership requirement.

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ROLE OF THE COMPENSATION COMMITTEE, ITS COMPENSATION CONSULTANT, AND THE CHIEF EXECUTIVE OFFICER

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

•	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;

•	Reviewing and discussing with management the relationship between the company’s compensation policies and practices , including the extent to which those policies and practices create risks for the company;

•	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chief Executive Officer;

•	Evaluating, together with the other independent directors, the performance of the Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;

•	Recommending to the Board for approval by the independent directors each element of the compensation of the Chief Executive Officer;

•	Reviewing the performance evaluations of all other members of executive management (the Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers);

•	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;

•	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

In furtherance of the Compensation Committee’s responsibility, the Committee engaged Pearl Meyer & Partners (the “consultant”) to assist the Committee in evaluating Orion Marine Group’s executive compensation during fiscal 2011. In connection with this engagement, the consultant reported directly and exclusively to the Committee. During fiscal 2011, the consultant provided the Committee competitive marketplace compensation data, as well as updates on trends and issues in executive compensation, and commented on the competitiveness and reasonableness of Orion’s executive compensation program.

Other than services provided to the Compensation Committee, Pearl Meyer did not perform any services for Orion Marine Group. Accordingly, the Compensation Committee has determined the firm to be independent. Compensation Committee preapproval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This arrangement ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

The Chief Executive Officer, who attends a part of certain Compensation Committee meetings at the Committee’s request, assists the Committee in determining the compensation of all other executive officers by, among other things:

•	Recommending any annual merit increases to the base salaries of the other named executive officers;

•	Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and

•	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chief Executive Officer.

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COMPENSATION ELEMENTS AND FISCAL YEAR 2011 AMOUNTS

Base Salary. Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another.

Effective January 1, 2011, our named executive officer received salary increases that averaged 3.1% of 2010 base salaries. Salaries have been frozen for 2012. Decisions regarding individual salary levels were based upon a review of multiple criteria (as noted above).

Name	FY 2010 Salary	FY 2011 Salary	% Increase over 2010	FY 2012 Salary	% Increase over 2011
Mr. Pearson	$500,000	$515,000	3.0%	$515,000	0%
Mr. Stauffer	325,000	346,125	6.5%	346,125	0%
Mr. Rose	275,000	275,000	-%	275,000	0%
Mr. Buchler	240,000	247,200	3.0%	247,200	0%
AVERAGE			3.1%		0%

Cash Payments Under Annual Incentive Compensation Programs. Our named executive officers and other key employees of the Company participate in one of two incentive plans. Payments under these plans are allocated to individual participants from a bonus pool, the size of which is determined by the overall financial performance of the Company. Individual allocation is determined based on a combination of individual target award size, as well as in evaluation of achievement relative to individual goals that are intended to encourage each participant (including the named executives officers) to help the Company accomplish its stated objectives.

The overall financial performance of the Company – or primary pool funding measure, is “Net Cash Flow” (or “NCF”), defined as:

(a) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), prior to any bonus computation, less

(b) Net capital expenditures for the performance period.

EBITDA is a key financial performance measure for Orion because it is allows our management team and other reviewers of our financial statements (such as investors and analysts) to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost. We subtract our net capital expenditures from the NCF computation as we regard investment in our core assets a vital component of our operations, and feel it should be accounted for in order to most appropriately measure management performance on an annual basis.

Our named executive officers participate in two different annual incentive plans, both of which have very similar performance measurement criteria. The percentages shown below reflect the percent of target opportunity dependent upon each measure.

•	The Executive Incentive Plan (“EIP”) includes three of our named officers (Mr. Pearson, Mr. Stauffer, and Mr. Rose).
•	The Subsidiary Incentive Plan (“SIP”) includes other executives and key employees, including Mr. Buchler.

The EIP and SIP are administered by the Compensation Committee, who delegates some authority over non-NEO participants to Mr. Pearson and Mr. Stauffer. Achievement of goals by non-NEO participants is also determined by Messrs. Pearson and Stauffer, in consultation with other executives. In order to receive any payment under either incentive plan, employees must be considered to be in “good standing”, meaning the employee (a) has not resigned prior to the date of payment, (b) has not indicated an intention to resign, (c) has not been notified that his employment has been terminated and (d) is not on a performance improvement plan.

The table below provides a summary of individual incentive award opportunities for each of our named executive officers. As shown, as a result of the salary freeze for 2012, the target and maximum award opportunities (in dollar terms) for our named officers are the same for FY 2012 as for FY 2011:

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				FY 2011 Opportunity ($)		FY 2012 Opportunity ($)
Name	Incentive Plan	Target Award Opportunity (% of Salary)	Maximum Award Opportunity (% of Salary)	Target Award Opportunity ($)	Maximum Award Opportunity ($)	Target Award Opportunity ($)	Maximum Award Opportunity ($)
Mr. Pearson	EIP	75%	200%	386,250	1,030,000	386,250	1,030,000
Mr. Stauffer	EIP	60%	200%	207,675	692,250	207,675	692,250
Mr. Rose	EIP	60%	200%	165,000	550,000	165,000	550,000
Mr. Buchler	SIP	50%	200%	123,600	494,400	123,600	494,400

Target incentive allocation opportunities from the EIP are established based on an evaluation of a combination of factors, including relative level of responsibility, tenure, potential to impact the bottom line, and market competitiveness.

For fiscal 2011, the NCF goal for the Company was $35.5 million; a goal based upon our internal financial projections, an evaluation of the overall economic environment, and a subjective assessment of market expectations. The tables and charts below provide further details regarding the payout opportunities and pool calculation under the EIP.

Performance Level	Percent of NCF Goal Earned FY 2011	EIP Pool Funding (% of Target)
Below Threshold	< 70%	0%
Threshold	70%	50%
Target	100%	100%
Above-Target	110%	150%
Maximum	127%	360%

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Due to performance during 2011 that fell below threshold, no bonuses were earned under the EIP or the SIP. The structure of the plans, and the individual award opportunities, are the same for 2012 as they were for 2011.

Long-Term Equity Incentives — Stock Options and Restricted Stock. Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our stockholders by:

•	Facilitating significant ownership of Orion stock by named officers (primarily through grants of restricted stock)
•	Tying a significant portion of rewards for our named executive officers to the generation of long-term stockholder value (primarily through grants of at-the-money stock options, which are only valuable to the extent that the company’s stock price appreciates after the date of grant).

As shown previously under Objective 3 of our executive compensation program, we believe this program has helped support both of these goals by encouraging executives to build meaningful ownership levels, and by ensuring that a significant portion of executive wealth creation is tied to growth in stockholder value.

Amount. Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

•	Target TDC levels and referenced survey data — as discussed above, we include the grant date present value of all equity-based awards received during the year in our calculation of target TDC;

•	The total number of shares then available to be granted; and

•	Potential stockholder dilution.

In past years, in part considering strong historical Company performance, we generally targeted long-term incentive grants at a level between the market median and 75th percentile for annual grant levels. For awards in 2011 (and early 2012 for our CEO), in light of the challenges faced by the Company in the current market and the Committee’s desire to provide an enhanced forward-looking incentive to drive significant multi-year growth in stockholder value, the Committee approved grants for our NEOs that were intended to:

•	Be roughly equivalent to 3x a “normal” annual award in place of any new awards until 2014; and
•	Consequently provide annualized long-term incentive compensation over the three year period from 2011 – 2014 equivalent to what would have been a “normal” annual grant.

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While the annualized grant-date value of our 2011/2012 grants were targeted at roughly the market 60th percentile for annual grants based on the 2011 market data, the true realized value of these awards will depend upon actual Company performance over the full 5 year vesting period of the 2011/2012 awards.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing. The Company does not backdate options or grant options retroactively. In addition, we do not intentionally coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our option grants are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the mean of the high and low sales prices of a share of the Company’s common stock on the grant date. All grants to executive officers require the approval of the Compensation Committee.

Pricing. The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of Orion’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the mean of high and low for day, as reported on the composite tape of the NYSE.

Fiscal 2011 Awards. In August of 2011, the named executive officers were granted stock option and restricted stock awards. All NEOs aside from our CEO received a mix of 50% stock options and 50% restricted stock by value. Our CEO only received half of his intended award in August in the form of restricted shares. Following careful deliberation by the Compensation Committee regarding the structure of his remaining award, the Committee determined that the best approach would be to remain consistent with historical practice and with the approach utilized for the rest of the NEO team. Therefore, the Committee granted the rest of the CEO’s award in January 2012 in the form of stock options. Including the January 2012 stock option grant to our CEO, the total grants to our NEOs that were attributable to the fiscal 2011 year were as follows:

	August 2011		January 2012
Name	Number of Stock Options	Number of Shares of Restricted Stock	Number of Stock Options
Mr. Pearson	—	166,667	248,000
Mr. Stauffer	130,273	87,500	—
Mr. Rose	93,052	62,500	—
Mr. Buchler	65,136	43,750	—

Traditionally, our stock options and restricted stock awards have vested over a three-year period. However, the Committee determined that these 2011 “challenge” equity grants (including the options granted Mr. Pearson in January 2012) would vest over a period of 5 years. Subject to their terms, stock options and restricted stock currently awarded will vest 20% on the first anniversary of the grant date and one-sixtieth of the shares thereafter upon completion of each full month following the first year anniversary. Option awards expire on the tenth anniversary of the grant date.

This vesting schedule is intended to further encourage the retention of the executive officers, since unvested awards are generally forfeited upon termination of the officer’s employment for any reason other than death or permanent disability. Except as otherwise provided under the terms of the LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Perquisites, Tax Reimbursement Payments and Other Annual Compensation. Executive officers are eligible to participate in our benefit programs as described below. Aside from car allowances, Orion does not own any interest in or lease any aircraft, nor does it pay or reimburse country club memberships, or provide a SERP program or any other supplemental benefits or perquisites to our executives that are not generally available to other employees in the organization. The Compensation Committee reviews the overall cost to us of these various programs generally on an annual basis or when changes are proposed. The Compensation Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the named executive officers.

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Each named executive officer is eligible to participate in our 401(k) plan. The plan provides that we match 100% on the first 2% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. These matching contributions vest over a four-year period. At our discretion, we may make additional matching and profit sharing contributions to the plan.

Each named executive officer is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. In addition, each executive officer is eligible for certain other benefits, including reimbursement of business and entertainment expenses, car allowances, and life insurance. The Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites as it deems advisable.

Post-Employment Compensation. We have employment agreements with our Chief Executive Officer, our Chief Financial Officer, our other named executive officers, and other key employees which entitle them to severance benefits in the amount of the officer’s base salary for one year in the event of a resignation for good reason or a termination without cause. In the event of termination related to a change in control (if resignation is for good reason or termination without cause), the officers receive their respective base salary for two to three years (varying by position level). The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, and to ensure that executives remain focused on the best interests of stockholders – particularly in the context of any potential transaction. The Compensation Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Risks Arising from Compensation Policies and Practices: Management has conducted an in-depth risk assessment of Orion’s compensation policies and practices and concluded that that they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the company. No such plans or practices were identified.

Insider Trading and Speculation in Orion Stock: We have established policies prohibiting our officers, directors, and employees from purchasing or selling Orion securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by Orion for compensation paid to the Chief Executive Officer and the next three most highly-compensated executive officers (other than the Chief Financial Officer) to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions. No Orion executive has ever reached this limit.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee,

Austin J. Shanfelter, Chairman

Richard L. Daerr, Jr.

Gene Stoever

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding compensation earned by, awarded to or paid to the Company’s principal executive officer, principal financial officer and the two other named executive officers of the Company who were serving as executive officers at December 31, 2011 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary $	Bonus $(2)	Stock Awards $ (3)	Option Awards $ (4)	Non-Equity Incentive Plan Compensation $ (1)	All Other Compensation $		Total $
J. Michael Pearson	2011	514,712	—	1,000,000	—	—	26,000	(5)	1,540,714
President and Chief	2010	498,385	—	364,992	325,000	285,000	26,000	(5)	1,499,377
Executive Officer	2009	423,385	20,000	325,000	325,000	601,857	26,000	(5)	1,721,242

Mark R. Stauffer Executive Vice President and	2011	345,719	—	525,000	525,000	—	21,300	(6)	1,417,019
Chief Financial	2010	323,846	—	197,577	175,000	148,200	21,300	(6)	865,923
Officer	2009	269,520	20,000	175,000	175,000	282,606	21,534	(6)	943,660

James L. Rose	2011	274,997	—	375,000	375,000	—	7,020	(7)	1,032,016
Executive Vice President	2010	274,154	—	125,000	125,000	—	7,020	(7)	531,174
	2009	234,635	15,000	125,000	125,000	196,637	7,155	(7)	703,427

Peter R. Buchler (8) Executive Vice President,Chief Compliance Officer, Chief Administrative	2011	247,062	—	262,500	262,500	—	5,500	(9)	777,560
Officer, General	2010	239,711	—	87,500	87,500	120,000	9,254	(9)	543,965
Counsel and Secretary	2009	73,558	15,000	87,500	220,700	50,000	3,600	(9)	450,358

(1)	See the discussion of “Performance Based Incentive Compensation”, above.
(2)	Upon execution of their employment agreements in December 2009, each of the named executive officers received a signing bonus.
(3)	These restricted stock awards granted to our named executive officers are valued based on the aggregate grant date fair value at the closing sale price per share of our common stock on the date of grant.
(4)	These amounts reflect the aggregate grant date fair value of the options granted to our named executive officers, determined using the Black-Scholes option model. For information regarding the assumptions we made in valuing these option awards, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011.
(5)	For Mr. Pearson, this amount reflects an automobile allowance provided to him of $15,000 in each year, and the Company’s matching contribution to his account under the Company’s 401(k) Plan in the amount of $11,000 in each year.
(6)	For Mr. Stauffer, this amount reflects an automobile allowance provided to him of $11,400 in each year and the Company’s matching contribution under the Company’s 401(k) Plan in the amount of $9,900, $9,900, and $10,134 for 2011, 2010 and 2009, respectively.
(7)	For Mr. Rose, this amount reflects an automobile allowance of $7,020 in 2011 and 2010, and $7,155 in 2009.
(8)	Mr. Buchler joined the Company in September, 2009.
(9)	For Mr. Buchler, this amount reflects relocation expense reimbursement in 2010 and 2009. Additionally, in 2010 and 2011, this includes the Company’s matching contribution under the Company’s 401(k) Plan in the amount of $7,500 and $5,500, respectively.

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Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the year ended December 31, 2011.

		As of December 31, 2011 Estimated Future Payout Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold $	Target $	Maximum $	All Other Stock Awards Shares or Units (#)(2)	All Option Awards: Number of Securities Underlying Options(#)(3)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
J. Michael Pearson	Incentive	$193,125	$386,250	$1,030,000
	8/18/11				166,667	—		$1,000,000
Mark R. Stauffer	Incentive	103,838	207,675	692,250
	8/18/11				87,500	130,273	$6.00	$1,050,000
James L. Rose	Incentive	82,500	165,000	550,000
	8/18/11				62,500	93,052	$6.00	$750,000
Peter R. Buchler	Incentive	61,800	123,600	494,400
	8/18/11				43,750	65,136	$6.00	$525,000

(1)	As discussed in the Compensation Discussion and Analysis section, above, bonus awards under the EIP and SIP are based on the achievement of a combination of financial performance by the Company individual goals by each named executive.

(2)	Awards of stock were issued under our 2011 Long-Term Incentive Plan (“2011 LTIP”). Provided the named executive officer remains continuously employed with the Company, the stock awards will vest with respect to 20% of the shares on the first anniversary of the grant date (August 18, 2012) and one-sixtieth of the shares thereafter upon completion of each full month following the first year anniversary, such that all shares are fully vested on the fifth anniversary of the grant date.

(3)	The option awards were issued under the 2011 LTIP. Provided the named executive officer remains continuously employed with the Company, the option awards will vest with respect to 20% of the options on the first anniversary of the grant date (August 18, 2012 and one-sixtieth of the shares thereafter upon completion of each full month following the first year anniversary, such that all options are fully vested on the fifth anniversary of the grant date. In January 2012, Mr. Pearson was granted options supplemental to his August 2011 restricted stock grant (these are not reported in the table above, as they were granted after the end of the 2011 fiscal year).

(4)	The amounts shown reflect the grant date fair value of the applicable stock and option awards.

Narrative Discussion of Amounts in Summary Compensation Table and Grants of Plan Based Awards Table

Employment Agreements

Employment Agreements with Certain Officers.  We have employment agreement with each of our Chief Executive Officer, our Chief Financial Officer, our other named executive officers and certain other key employees, which were put into effect in December 2009. Each employment agreement provides for a base salary, a discretionary bonus, and participation in our benefit plans and programs.

Annualized base salaries in 2011 for each of our named executive officers were as follows: J. Michael Pearson — $515,000; Mark R. Stauffer — $346,000; James L. Rose — $275,000; and Peter R. Buchler — $247,000. Under the employment agreements, the officers are entitled to severance benefits in the event of a resignation for good reason or a termination without cause of the officer’s base salary continued for a period of one year if such resignation or termination is not in connection with a change of control.

The employment agreements also provide for certain change of control benefits. The officers are entitled to severance benefits of the officer’s base salary continued for a period of two to three years in the event of a resignation for good reason or a termination without cause that is related to a change of control at any time three months prior to or within twelve months after a change of control. Such period is two years for Messrs. Rose and Buchler, and three years for Messrs. Pearson and Stauffer. The amount of such severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a “parachute payment” subject to a Federal excise tax.

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The agreements also include confidentiality provisions without a time limit and non-competition provisions which apply during the periods specified in the employment agreements.

Outstanding Equity Awards At Fiscal Year End 2011

The following table reflects all outstanding equity awards held by our named executive officers as of the year ended December 31, 2011:

	Option awards					Stock awards
	Number of securities underlying unexercised options
Name	Exercisable	Unexercisable	Option exercise price	Option expiration date		Number of Shares or Units of Stock that have not vested		Market Value of Shares or Units of Stock that have not vested

J. Michael Pearson	44,844	—	$13.50	5/17/2017	(2)
	50,000	—	$14.25	12/4/2017	(2)
	79,750	—	$6.00	10/7/2018	(2)
	26,463	11,727	$19.11	11/19/2019	(4)	5,222	(5)	$34,726
						947	(6)	$6,298
	17,760	31,858	$13.69	11/18/2020	(7)	15,243	(7)	$101,366
						166,667	(9)	$1,108,336

Mark R. Stauffer	44,844	—	$13.50	5/17/2017	(2)
	34,300	—	$14.25	12/4/2017	(2)
	54,860	—	$6.00	10/7/2018	(2)
	14,250	6,314	$19.11	11/19/2019	(4)	2,812	(5)	$18,700
						534	(6)	$3,551
	9,563	17,155	$13.69	11/18/2020	(7)	8,207	(8)	$54,577
	—	130,273	$6.00	8/18/2021	(9)	87,500	(9)	$581,675

James L. Rose	15,125	—	$1.96	3/31/2016	(1)
	12,791	—	$13.50	5/17/2017	(2)
	14,405	—	$14.25	12/4/2017	(2)
	34,450	—	$6.00	10/7/2018	(2)
	10,179	4,510	$19.11	11/19/2019	(4)	2,008	(5)	$13,353
	6,831	12,253	$13.69	11/18/2020	(7)	5,862	(8)	$38,982
	—	93,052	$6.00	8/18/2021	(9)	62,500	(9)	$415,625

Peter R. Buchler	11,232	3,768	$19.59	9/1/2019	(3)
	7,125	3,157	$19.11	11/19/2019	(4)	1,406	(5)	$9,350
	4,782	8,577	$13.69	11/18/2020	(7)	4,104	(8)	$27,292
	—	65,136	$6.00	8/18/2021	(9)	43,750	(9)	$290,938

(1)	These option awards vested over a five year period, such that all awards vested on March 31, 2011.
(2)	These option awards vested over a three year period such that all awards fully vested on the third anniversary of the grant date.
(3)	These option awards vest (a) 33% upon the first anniversary of grant date (September 1, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(4)	These option awards vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(5)	In November 2009, Messrs. Pearson, Stauffer, Rose and Buchler received awards of 17,007, 9,158, 6,541 and 4,579 shares of restricted stock issued. The shares vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(6)	In March 2010, Messrs. Pearson and Stauffer received awards of stock. The restricted shares vest (a) 33% upon the first anniversary of grant date (March 11, 2011) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.

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(7)	These option awards vest (a) 33% upon the first anniversary of grant date (November 19, 2011) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(8)	In November 2010, Messrs. Pearson, Stauffer, Rose and Buchler received restricted stock awards of 23,740, 12,783, 9,131 and 6,392 shares respectively. The shares vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(9)	In August 2011, equity awards were granted as an incentive for executive management to take a longer term view of the performance of the Company and to further align management with stockholder interests. Messrs. Pearson, Stauffer, Rose and Buchler were granted 166,667, 87,500, 62,500 and 43,750 restricted shares, respectively. In addition, Messrs. Stauffer, Rose and Buchler were granted 130,273, 93,052 and 65,136 stock options. These restricted shares and options vest over a five year period with (a) 20% vest on the first anniversary of the stock grant and (b) one-sixtieth per month thereafter, such that all shares are vested on the fifth anniversary of the date of grant. In January 2012, Mr. Pearson was granted 248,000 options, supplemental to his restricted share award in August 2011. These options, which are not reported in the table because they were granted after the end of the 2011 fiscal year, vest over a five-year period with (a) 20% vesting on the first anniversary of the stock grant and (b) one-sixtieth vesting per month thereafter, such that all shares are vested on the fifth anniversary of the date of grant.

Option Exercises and Stock Vested In Fiscal Year Ended 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Option Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J. Michael Pearson	—	$—	15,509	$113,074
Mark R. Stauffer (1)	—	$—	8,387	$34,379
James L. Rose	—	$—	5,460	$38,728
Peter R. Buchler	—	—	3,822	$27,112

(1)	Mr. Stauffer made an 83(b) election in respect of a portion of these shares such that the full value was recognized for tax reporting purposes in 2009.

Potential Payments upon Termination or Change in Control

Overview

This section describes the benefits payable to our named executive officers in two circumstances:

•	Change in control
•	Termination of employment

For this purpose the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

(a) A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; however the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.

(b) A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c) A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

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The employment agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below)

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere , deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out, or comply with, any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a substantial reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the employment agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the employment agreement.

The benefits payable to each named executive officer in each circumstance are contained in the provisions of that executive’s respective employment agreement, which were entered into in December 2009. These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

Summary of payments

The table below summarizes the benefits payable to each named executive in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason or employment is terminated by us for cause.

In all cases, the executive has the right to receive vested stock awards and exercise vested stock options. Equity awards for which vesting has not occurred lapse according to the provisions of the LTIP.

The tables below assume that the terminations took place on December 31, 2011.

J. Michael Pearson	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$515,000	$1,545,000
Annual incentive	—	—	—
Car allowance	—	15,000	45,000
Transitional	—	30,000	90,000
Total	$—	$560,000	$1,680,000

Mark R. Stauffer	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$346,125	$1,038,375
Annual incentive	—	—	—
Car allowance	—	11,400	34,200
Transitional	—	30,000	90,000
Total	$—	$387,525	$1,162,575

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James L. Rose	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$275,000	$550,000
Annual incentive	—	—	—
Car allowance	—	7,020	14,040
Transitional	—	30,000	60,000
Total	$—	$312,020	$624,040

Peter R. Buchler	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$247,000	$480,000
Annual incentive	—	—	—
Car allowance	—	—	—
Transitional	—	30,000	60,000
Total	$—	$277,000	$610,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board reviews related party transactions. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s Common Stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board of Directors. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated to the Audit Committee the authority to review and approve all related party transactions.

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Company’s Board of Directors consists of three non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the SEC and the requirements of NYSE listing standards and (ii) at least one member meets certain standards as a financial expert. Mr. Stoever, Chairman of the Committee, meets the relevant standards as a financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by Statement on Auditing Standards No. 61 Communication With Audit Committees (as amended), the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission and the letter from the independent auditors required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Committee concerning independence. The Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Gene Stoever, Chairman

Richard L. Daerr, Jr.

Thomas N. Amonett

Audit Fees

The following table sets forth the aggregate fees Grant Thornton LLP billed to the Company for the years ended December 31, 2011 and 2010.

	2011	Percent Approved by Audit Committee	2010	Percent Approved by Audit Committee
Audit fees(1)	$510,110	100%	$503,500	100%
Audit-related fees (2)	—		—
Tax fees (3)	—		—
All other fees	—		—
Total fees	$510,110	100%	$503,500	100%

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.

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(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions and consultation regarding generally accepted accounting principles.
(3)	The Company retains another accounting firm to provide tax return preparation services.

Audit and Non-Audit Service Approval Policy In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent registered public accounting firm, and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit-related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. The Company retains an independent registered public accounting firm other than Grant Thornton LLP to provide tax services.

All Other Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

Procedures for Approval of Services. All requests for services that are to be provided by our independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both the President and the Chairman of the Audit Committee. The Chief Financial Officer authorizes services that have been approved by the Audit Committee within the pre-set limits. If there is any question as to whether a proposed service fits within an approved service, the Chairman of the Audit Committee is consulted for a determination. The Chief Financial Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Annual Report

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2011, has been provided to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2013 Annual Meeting of Stockholders must be submitted to the Corporate Secretary of the Company no later than December 3, 2012 in order to be considered timely received, although this date may change if our 2013 Annual Meeting is more than 30 days earlier or later than May 22, 2013.

Under our By-laws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our company. Failure to comply with our By-law procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance – Website Availability of Governance Documents” for information on how to access a copy of our By-laws.

By Order of the Board of Directors

Peter R. Buchler, Secretary

40

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORN2012**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M43589-P19960 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORION MARINE GROUP, INC.

The Board of Directors recommends you vote FOR the nominees, and FOR proposals 2 and 3:

Nominees:

	For	Against	Abstain
1a. Richard L. Daerr, Jr.	☐	☐	☐
1b. J. Michael Pearson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement an Annual Report are available at www.proxyvote.com.

M43590-P19960

ORION MARINE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 22, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Orion Marine Group, Inc. Our 2012 Annual Meeting will be held on Tuesday May 22, 2012, at 10:00 a.m. CDT. We are very pleased that this year's annual meeting will again be a completely virtual meeting of stockholders. You will be able to attend the 2012 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2012.

The stockholder(s) hereby appoint(s) Peter R. Buchler, J. Michael Pearson and Mark R. Stauffer, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORION MARINE GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held on Tuesday May 22, 2012, at 10:00 a.m. CDT, via webcast, and any adjournment or postponement thereof.

Continued and to be signed on reverse side